UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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ANDRX CORPORATION

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Filed by Andrx Corporation
Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: Andrx Corporation
Andrx Corporation has filed or will file a Form 8-K with the Securities and Exchange Commission (the “SEC”) regarding the proposed merger of Watson Pharmaceuticals, Inc. and Andrx Corporation, which includes a copy of the definitive merger agreement. All parties desiring details regarding the conditions of this transaction are urged to review the contents of the definitive agreement, which is available at the SEC’s website at http://www.sec.gov/.
This filing may be deemed to be solicitation material in respect of the proposed merger of Watson and Andrx. In connection with the proposed merger, Andrx will file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF ANDRX ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to stockholders of Andrx. Investors and security holders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by Andrx with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and the company’s other filings with the SEC may also be obtained from the company. Free copies of Andrx’s filings may be obtained by directing a request to Andrx Corporation, 4955 Orange Drive, Davie, Florida 33314, Attention: Investor Relations.
Participants in Solicitation:
Andrx, Watson and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from their respective stockholders in favor of the merger. Information regarding Watson’s directors and executive officers is available in Watson’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 1, 2005. Information regarding Andrx’s directors and executive officers is available in Andrx’s proxy statement for its 2005 annual meeting of stockholders, while was filed with the SEC on April 19, 2005. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

The following information was distributed to Company employees on March 13, 2005, and may be posted on the Company’s internal intranet, which is available to employees.
ANDRX CORPORATION
INTERNAL MEMORANDUM

Date:	March 13, 2006

To:	All Employees

From:	Tom Rice
Chief Executive Officer

Subject:	Watson Pharmaceuticals to Acquire Andrx Corporation

I’m pleased to announce that our Board of Directors, upon management’s recommendation, has unanimously accepted an offer from Watson Pharmaceuticals to acquire Andrx. The offer is extremely attractive as it ascribes significant value to our company, our products, and our employees. A joint press release was issued this morning and is posted on my.Andrx.com. We believe this is a great opportunity for us to align our complementary businesses and become part of a global player in the specialty pharmaceutical industry, recognizing the growing industry trend of consolidation of both U.S. generic manufacturers and large customers. The combined assets, product portfolio, and capabilities of the two companies position us strongly for the highly competitive pharmaceutical market, and specifically position Andrx as a critical partner for the future.
During my time as CEO, companies have expressed interest in buying Andrx. Because of your hard work and commitment, we are a solid company in good financial standing. This has led to offers from companies over the last several months. As a public company, it’s our responsibility to examine each of these offers and determine if it brings value to our shareholders. With Watson, we found the right fit.
The total value of the transaction is approximately $1.9 billion, representing a price of $25.00 per share of Andrx stock. This represents an approximate premium of 32% over the average of the last 30 days’ stock price, and compares favorably with other recent transactions in our industry.
Even though this is a change for us, it represents a big opportunity. During the transition as we work toward deal closure, we must maintain our commitment to quality, compliance, integrity and servicing our customers and partners. In other words, we all need to remain focused on our daily operations and business as usual. I am looking forward to working together with all of you during this time.
Based on what we have accomplished together, I am confident of our future. As we work toward closure of the deal, expected to take about six months, I am counting on your continued commitment and focus as together we work through the transition process. We have the immediate crucial goal of successfully completing the ongoing FDA inspection. We set a goal of improving our systems and processes, and we are on the threshold of demonstrating our achievements. I thank you for your hard work in making this happen.

Let me tell you more about why this deal is a good fit for us. Looking at our product portfolios and core strengths, there are significant complementary assets. Watson highly values our quality processes, our expanded manufacturing capabilities, and our leading sustained release technology. Combined, we will have more than 225 products, and 60 ANDAs (excluding overlapping products). Also, our Anda distribution is a strategic asset, that brings significant value to the combination. Watson also maintains a brand sales and marketing operation that can be leveraged by our brand product development efforts.
Let me also say that in working through this transaction, we worked hard to ensure the best possible opportunity for our employees upon the closing of the merger. All RSUs and in-the-money stock options will be automatically vested. Over the next two weeks, we will be finalizing (i) our annual merit process (ii) the 2005 bonus and (iii) the 401(k) profit share awards. These will be communicated to you as soon as all the final approvals have been received. As we move forward, we will understand more about how our benefit plans will be integrated with those of Watson, but we are not anticipating any material diminution in our aggregate benefits or pay structure.
Going forward, it will be a busy time for us. Moving toward deal closure in the weeks and months to come, we know that there will be many questions. Be assured that your senior management team and I are committed to answering all your questions as quickly and comprehensively as possible. Andrx Direct, found on my.Andrx.com, is now operational, and I encourage all of you to take advantage of this valuable communication tool to get answers to your questions. We are also initiating a new newsletter in the next few weeks that will provide additional information as we move through the transition.
Your supervisors have received information regarding the merger agreement and will be passing this along to you in departmental meetings. In these meetings, I encourage you to talk openly about your questions. When key decisions are made, we’ll provide this information to you as soon as we can.
We’re embarking on a new journey that I believe holds significant opportunities for all of us. I appreciate your support and commitment as we begin this process, and more than ever, I thank you for your professionalism and dedication. We will continue to invest in Andrx’s facilities, systems, and employees. This combination of Watson and Andrx is about expansion of our capabilities and products. We need to continue focusing on our core objectives; market share growth of Anda, additional unique R&D formulations, facilities and systems that now will support our growth, and well-trained employees that are focused on quality, integrity and service.
/s/ Tom Rice
Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed merger of Watson and Andrx. In connection with the proposed merger, Andrx will file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS OF ANDRX ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY

BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to stockholders of Andrx. Investors and security holders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by Andrx with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and the company’s other filings with the SEC may also be obtained from the company. Free copies of Andrx’s filings may be obtained by directing a request to Andrx Corporation, 4955 Orange Drive, Davie, Florida 33314, Attention: Investor Relations.
Participants in Solicitation
Andrx, Watson and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from their respective stockholders in favor of the merger. Information regarding Watson’s directors and executive officers is available in Watson’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 1, 2005. Information regarding Andrx’s directors and executive officers is available in Andrx’s proxy statement for its 2005 annual meeting of stockholders, while was filed with the SEC on April 19, 2005. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Voice mail message from Tom Rice to all employees on March 12, 2006.
Hello everyone, this is Tom Rice with an important message for all our valued Andrx employees. Today, I’m pleased to announce that our Board of Directors, upon management’s recommendation, has unanimously accepted an offer from Watson to acquire Andrx. The offer is extremely attractive and ascribes significant value to our company, our products, and our employees. A joint press release was issued this morning. For more information, please visit my.Andrx.com to read the press release and the copy of the memo I posted there about the transaction.
As a result of this transaction, we will align our complementary businesses and become part of a global player in the specialty pharmaceutical industry, recognizing the growing industry trend of consolidation of both U.S. generic manufacturers and large customers. The combined assets, product portfolio, and capabilities of the two companies position us strongly for the highly competitive pharmaceutical market, and specifically positions Andrx as a critical partner for the future.
Even though this is a change for us, it represents a big opportunity. During the transition as we work toward deal closure, expected to take about 6 months, we must maintain our commitment to quality, compliance, integrity, and servicing our customers and partners. In other words, we all need to remain focused on our daily operations and business as usual. Of course, we have the immediate objective of satisfactory completion of the FDA inspection. In 2004, we set a goal of improving our systems and processes, and we are on the threshold of demonstrating our achievements. I thank you for your hard work in making this happen, and I am looking forward to working together with all of you during this time.
Going forward, it will be a busy time for us. Moving toward deal closure in the weeks and months to come, we know that there will be many questions. Your supervisors have received information regarding the acquisition and will be passing this along to you in departmental meetings. In these meetings, I encourage you to talk openly about your questions. When key decisions are made, we’ll provide this information to you as soon as we can. Be assured that your senior management team and I are committed to answering all your questions as quickly and comprehensively as possible. Andrx Direct, found on my.Andrx.com, is now operational. Please take advantage of this valuable communication tool to get answers to your questions. We are also initiating a new newsletter in the next few weeks that will provide additional information as we move through the transition.
We’re embarking on a new journey that I believe will be exciting for all of us. We need to continue focusing on our core objectives; market share growth of Anda, additional unique R&D formulations, facilities and systems that now will support our growth, and well-trained employees that are focused on quality, integrity and service.
I appreciate your support and commitment as we begin this process, and more than ever, I thank you for your professionalism and dedication.

Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed merger of Watson and Andrx. In connection with the proposed merger, Andrx will file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS OF ANDRX ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to stockholders of Andrx. Investors and security holders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by Andrx with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and the company’s other filings with the SEC may also be obtained from the company. Free copies of Andrx’s filings may be obtained by directing a request to Andrx Corporation, 4955 Orange Drive, Davie, Florida 33314, Attention: Investor Relations.
Participants in Solicitation
Andrx, Watson and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from their respective stockholders in favor of the merger. Information regarding Watson’s directors and executive officers is available in Watson’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 1, 2005. Information regarding Andrx’s directors and executive officers is available in Andrx’s proxy statement for its 2005 annual meeting of stockholders, while was filed with the SEC on April 19, 2005. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

The following information was distributed to Company management on March 13, 2005, and may be posted on the Company’s internal intranet, which is available to employees.
ANDRX CORE MESSAGES- Watson
•	Today, Andrx is announcing that a deal has been reached with Watson Pharmaceuticals, Inc. to acquire Andrx. The agreement was unanimously approved by the Andrx board of directors upon recommendation from senior management.
•	We believe this is a great opportunity for us to align our complementary businesses and become part of a global player in the specialty pharmaceutical industry, recognizing the growing industry trend of consolidation of both U.S. generic manufacturers and large customers.
•	The combined assets, product portfolio, and capabilities of the two companies position us strongly for the highly competitive pharmaceutical market, and specifically position Andrx as a critical partner for the future.
•	Because of your hard work and commitment, we are a solid company in good financial standing. This has led to offers from companies over the last several months. As a public company, it’s our responsibility to examine each of these offers and determine if it brings value to our shareholders. With Watson, we found the right fit.
•	The total value of the deal is approximately $1.9 billion, representing a price of $25.00 per share of Andrx stock.
•	This represents an approximate premium of 36% over the average of the last 30 days’ stock price.
•	This compares favorably with other recent transactions in our industry.
•	Final closing of the acquisition, subject to the approval of the merger by our stockholders, required regulatory approvals and other customary conditions for close, is expected to take about six months, a typical timeframe for transactions of this size and scope. In order to maintain our commitment to quality, compliance, integrity, and servicing our customers and partners, we all need to remain focused on our daily operations and business as usual.
•	Watson believes that the high caliber, state-of-the-art manufacturing operations, sustained-release technology, and R&D expertise are critical components of the acquisition, and will continue to emphasize and invest in these areas.

•	Our Anda distribution is a strategic asset, that brings significant value to the combination of Andrx and Watson.

•	Andrx’s brand development business also fits nicely with technologies from Watson’s and their broader brand operations.

•	Our manufacturing and quality are perceived very highly by Watson.
•	The transaction will not affect our commitment to satisfactorily complete the current FDA inspection. We are working toward completing a successful re-inspection and the opportunity to demonstrate our significant progress.
•	It is important to note that after the due diligence conducted by Watson regarding the quality processes and systems related to the inspection, they felt confident enough to offer a very solid price for our business. This is a tribute to our hard work.

Specific Internal/Departmental Messages
Pharmaceuticals
•	In order to maintain our commitment to quality, compliance, integrity and servicing our customers and partners, we all need to remain focused on our daily operations and business as usual.
•	The transaction will not affect our commitment to satisfactorily complete the current Form 483 observations, and complete the ongoing inspection. We are working toward a successful completion of the re-inspection and the opportunity to demonstrate our significant progress.
•	Watson believes that the high caliber, state-of-the-art manufacturing operations, sustained-release technology, and R&D expertise are the critical components of the acquisition, and intends to continue to invest in these areas.
Anda
•	In order to maintain our commitment to quality, compliance, integrity and servicing our customers and partners, we all need to remain focused on our daily operations and business as usual.
•	Anda will be operated and managed as an independent entity.
•	Over time the deal may provide us access to additional products.
•	It is critical that during the transition period, you should continue to stay in close contact with your customers providing optimum customer service and communicating to management customer reactions and questions.
Corporate
•	In order to maintain our commitment to quality, compliance, integrity and servicing our customers and partners, we all need to remain focused on our daily operations and business as usual.
Q&A
Questions About the Transaction
Why was the company sold?
We believe this is a great opportunity for us to align our complementary businesses and become part of a global player in the specialty pharmaceutical industry, recognizing the growing industry trend of consolidation of both U.S. generic manufacturers and large customers.
•	The combined assets, product portfolio, and capabilities of the two companies position us strongly for the highly competitive pharmaceutical market, and specifically position Andrx as a critical partner for the future.

•	Post-acquisition, the company will be the 3rd largest specialty pharmaceutical company in the U.S.
What were the terms of the deal and when will it be finalized?
The total value of the deal is approximately $1.9 billion, representing a price of $25.00 per share of Andrx stock.

•	This represents an approximate premium of 36% over the average of the last 30 days’ stock price.
•	This compares favorably with other recent transactions in our industry.
The deal is likely to be finalized in six months pending approval by our stockholders, required regulatory approvals and the satisfaction of our customary conditions for close.
What can you tell us about the buyer?
Watson Pharmaceuticals, Inc., headquartered in Corona Calif., is a leading specialty pharmaceutical company that develops, manufactures, markets, and distributes branded and generic pharmaceutical products. Watson pursues a growth strategy combining internal product development, strategic alliances, and collaborations and synergistic acquisitions of products and businesses.
Will Watson’s consent decree negatively influence Andrx’s current standing with the FDA?
No. The consent decree is only in effect at one of Watson’s locations — the Corona, Calif., site. No other Watson plants are affected. Watson’s issue with the FDA is completely unrelated to Andrx’s operations and our ongoing work toward satisfactory completion of the current inspection.
What commitments is the acquiring company making to current Andrx employees and facilities?
Watson believes that the high caliber, state-of-the-art manufacturing operations, sustained-release technology, and R&D expertise are critical components of the acquisition, and will continue to invest in these areas.
Who will comprise the leadership team, and Board of Directors?
Until the deal closes, no changes will occur in the leadership team or board of directors as a result of this announcement. Upon the closing of the transaction, the Board of Directors will be designated by Watson.
We will confirm the members of the Board, and the senior leadership team as soon as the information is available.
Does the acquirer plan to keep all Andrx facilities operational?
It’s important to note that, until the deal is closed, all functions will continue to operate in a business-as-usual fashion. This includes manufacturing, R&D, and most administrative functions.
Watson believes that the high caliber, state-of-the-art manufacturing operations, sustained-release technology, and R&D expertise are the critical components of the acquisition, and will continue to invest in these areas
What regulatory approvals are needed for finalization: FTC?
During the time between the announcement of the deal signing and the deal closure, regulatory agencies, namely the FTC/DOJ, must approve the deal. The SEC will also need to approve our proxy statement for the special meeting of our stockholders to approve the transaction.
What about Anda, will that operation continue?
Our Anda distribution is a strategic asset, that brings significant value to the combination of Andrx and Watson. Upon closure, Anda will be operated and managed as an independent entity.
Which investment banks/law firms are involved in negotiating the deal?
Andrx is working with Banc of America and the law firms Proskauer Rose LLP and Sullivan & Cromwll regarding the financial and legal details of the transaction.
Questions from Employees
Why was the company sold? I thought it was doing very well.
We believe this is a great opportunity for us to align our complementary businesses and become part of a global player in the specialty pharmaceutical industry, recognizing the growing industry trend of consolidation of both U.S. generic manufacturers and large customers.
•	The combined assets, product portfolio, and capabilities of the two companies position us strongly for the highly competitive pharmaceutical market, and specifically position Andrx as a critical partner for the future.
•	Post-acquisition, the company will be the 3rd largest specialty pharmaceutical company in the U.S.
What does this mean to me?
Watson believes that the high caliber, state-of-the-art manufacturing operations, sustained-release technology, and R&D expertise are critical components of the acquisition, and will continue to invest in these areas.
Working through this transaction, we worked hard to ensure the best possible opportunity for our employees. Immediately prior to the closing, all RSUs and in-the-money stock options will be automatically vested. Over the next two weeks, we will be finalizing (i) our annual merit process (ii) the 2005 bonus and (iii) the 401(k) profit share awards. These will be communicated to you as soon as all the final approvals have been received. As we move forward, we will understand more about how our benefit plans will be integrated with those of Watson, but we are not anticipating any material diminution in our aggregate benefits or pay structure.
What should I do with my Andrx stock?
Specific details will follow as soon as the information is known.
Will Andrx operations continue in South Florida?
Yes. Watson is focused on leveraging Andrx’s outstanding manufacturing and R&D operations in South Florida. For management and the board to agree to a deal, it was important that the acquiring company make the same commitment to the people of South Florida that we’ve made for 12 years.
Additional details will follow as we move toward deal closure.

Will employees receive any special compensation package as result of the sale?
The deal is not structured to provide any special compensation packages. It is important to note that Watson is making a strong commitment to our company and our employees as we look toward a strong future.
Will jobs be lost? Which ones and how many?
Until the deal closes, nothing will change and we are counting on all employees maintaining their commitment to business as usual, remaining focused on our path of continuous improvement meet our commitment to quality, compliance, service, and integrity. Upon deal closure, exact structure and job functions will be determined. It is important to note that Watson has made a commitment to South Florida and its people, and understands the value of Andrx’s dedicated employees.
Watson believes that the high caliber, state-of-the-art manufacturing operations, sustained-release technology, and R&D expertise are critical components of the acquisition, and will continue to invest in these areas.
For anyone losing their jobs, will there be a severance package and/or placement service?
For any employees displaced as a result of this deal, a severance package consistent with Andrx policy will be offered.
How will this affect the FDA re-inspection process?
As we have stated before, it is absolutely imperative that we focus on meeting all of the FDA’s needs during the re-inspection, so we can demonstrate the results of the hard work that has generated our tremendous progress in the development of our manufacturing, quality, and compliance systems. The transaction will not affect our commitment to satisfactorily complete the current FDA inspection. We are working toward a successful re-inspection and the opportunity to demonstrate our significant progress.
Will the new company have the same level of commitment toward continuous quality improvement?
The ability to maintain the highest level of quality assurance and quality control, meeting or exceeding all GMP regulations, will remain a high priority with Watson.
Will the new company offer the same employee benefits we are currently receiving?
The details of the benefits package are still to be determined. Remember that until the deal is closed, everything remains business as usual and currently available benefits remain in effect.
As we move forward, we will understand more about how our benefit plans will be integrated with those of Watson, but we are not anticipating any material diminution in our aggregate benefits or pay structure.
We will keep you abreast of the information as it become available.

What kind of regular communication can employees expect as the transition occurs?
Your senior management team is committed to answering all your questions as quickly and comprehensively as possible. As your primary communication source, please continue to approach your direct supervisor with any questions you may have. Additionally, Andrx Direct at my.Andrx.com is now operational, and everyone is encouraged to take advantage of this valuable communication tool to get answers to your questions. We are also initiating a new newsletter in the next few weeks that will provide additional information as we move through the transition
Who will be our new CEO, what can you tell me about him?
Allen Chao, Ph.D. is the founder, chairman, and CEO of Watson. Watson is now a leading specialty pharmaceutical company with a balanced portfolio of branded and generic products, a strong sales and marketing presence and burgeoning branded product development activities. Dr. Chao was honored for his accomplishments by receiving the Entrepreneur of the Year Award representing Inland, California in 1994. In 2000, the School of Pharmacy awarded Dr. Chao an honorary doctor of science degree. He also is a Purdue University President’s Council Distinguished Pinnacle Award winner.
Customers/Partners/Suppliers
Will current contracts remain effective and unchanged?
In the immediate term and at least until the deal is closed, yes. Andrx will maintain close communication with its partners to determine how existing contracts will be transferred upon deal closure.
It should also be noted that we chose Watson as an acquirer partly because of its consistent commitment to working closely with customers, partners and suppliers.
Who will we be negotiating with in the future?
In the immediate term, you can plan on continued interactions with your same Andrx representatives. Andrx will maintain close communication with its partners to determine how existing contracts will be transferred upon deal closure.
Does the change result in any changes in packaging, production schedules, or other logistics?
No, not in the immediate future. Andrx will maintain close communication with its partners to determine how existing contracts will be transferred upon deal closure.
Should patients be concerned about the quality of their Andrx products after the change?
No. Patients can count on the same level of product quality and integrity throughout the transition.
Will the new company demonstrate the same level of commitment to R&D and new product development as Andrx?
Yes. Watson believes that the high caliber, state-of-the-art manufacturing operations, sustained-release technology, and R&D expertise are the most critical components of the acquisition, and will continue to emphasize and invest in these areas.

Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed merger of Watson and Andrx. In connection with the proposed merger, Andrx will file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS OF ANDRX ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to stockholders of Andrx. Investors and security holders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by Andrx with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and the company’s other filings with the SEC may also be obtained from the company. Free copies of Andrx’s filings may be obtained by directing a request to Andrx Corporation, 4955 Orange Drive, Davie, Florida 33314, Attention: Investor Relations.
Participants in Solicitation
Andrx, Watson and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from their respective stockholders in favor of the merger. Information regarding Watson’s directors and executive officers is available in Watson’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 1, 2005. Information regarding Andrx’s directors and executive officers is available in Andrx’s proxy statement for its 2005 annual meeting of stockholders, while was filed with the SEC on April 19, 2005. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

The following information was distributed to Company management on March 13, 2005, and may be posted on the Company’s internal intranet, which is available to employees.

WATSON PHARMACEUTICALS, INC.	ANDRX CORPORATION
TERMS OF THE TRANSACTION
•	Watson will acquire 100 percent of the common stock of Andrx Corporation in an all-cash merger at a value of approximately $1.9 billion.

•	For each share of Andrx common stock, Andrx stockholders will receive $25.00.

•	A portion of the transaction will be financed with Watson cash reserves, and through bank financing net of cash acquired from Andrx.

•	The merger has been unanimously approved by the Boards of Directors of Watson and Andrx. Andrx stockholders also must approve the merger.
KEY BENEFITS OF THE ACQUISITION
•	Watson’s acquisition of Andrx is an excellent strategic fit, complementing and maximizing the strengths of both organizations.

•	The combination of Watson and Andrx would create one of the largest specialty pharmaceutical companies in the U.S.

•	Andrx’s controlled-release products complement and broaden Watson’s product portfolio and creates the third largest specialty pharmaceutical company in the U.S.

•	Andrx’s high-value, specialized drug delivery technologies and a solid pipeline of niche generic products bring exciting prospects for growth and are a perfect compliment to Watson’s heritage of developing difficult-to-replicate products.

•	Anda, Andrx’s generic distribution business will be set up as an independent division to take advantage of growth in generic product launches in the future.

•	As the fourth largest distributor of generic products, Anda provides consistent, steady growth in revenue and cash flows.
•	Accretive to 2007 earnings
•	The combined company will have expected 2007 revenues of approximately $2.8 billion.

•	Strong revenue potential can fuel additional product development.

•	Watson will continue to have the flexibility and financial resources to build its brand business through internal product development and product in-licensing.
FOR CUSTOMERS
•	Andrx’s marketed products and pipeline are additive and complementary to Watson’s existing portfolio and creates expanded opportunities for niche, difficult to replicate products.

•	On a combined basis, Watson will have over 60 ANDAs pending at FDA, including additional First-to-File opportunities.

•	Watson respects the loyalty and value of its relationships with existing wholesale and distribution customers. As such, Andrx’s Anda business will be operated as a separate independent business.
FOR INVESTORS
•	Watson will have four operating divisions following the close of the transaction: brands, generics, distribution, and drug delivery systems.

•	Watson anticipates approximately $30 million in synergies the first year following closing. Areas with likely synergies include selling, general and administration areas.

•	Watson expects operating cash flow from the combined company to provide the flexibility it needs to continue investing and growing both the brand and generic businesses.
Cautionary Language Concerning Forward-Looking Statements
We have included in this document financial estimates and other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially from these estimates and statements. Such estimates and statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of Andrx Corporation and Watson Pharmaceuticals, Inc. and are subject to significant risks and uncertainties and outside of our control. The following factors, among others, could cause actual results to differ from those described in the forward-looking statements in this document: the ability to obtain governmental approvals of the merger on the proposed terms and schedule; failure of Andrx shareholders to approve the merger; the risk that the businesses of Watson and Andrx will not be integrated successfully or as quickly as expected; the risk that the cost savings and any other synergies from the merger, including any savings and other synergies may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; and competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in Watson’s and Andrx’s filings with the Securities and Exchange Commission (“SEC”), which are available on Watson’s Web site (www.watson.com) or the SEC’s Web site (www.sec.gov). Neither Andrx nor Watson is not under any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.
Additional Information and Where to Find It
This document may be deemed to be solicitation material in respect of the proposed merger of Watson and Andrx. In connection with the proposed merger, Andrx will file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS OF ANDRX ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to stockholders of Andrx. Investors will be able to obtain free copies of the proxy statement, when it becomes available, as well as other filings containing information about Watson and Andrx, without charge, at the SEC’s Web site (www.sec.gov). Copies of Watson’s filings may also be obtained without charge from Watson at Watson’s Web site (www.watson.com) or by directing a request to Watson Pharmaceuticals, Inc., Investor Relations, 311 Bonnie Circle, Corona, CA 92880. Copies of Andrx’s filings may be obtained without charge from Andrx at Andrx’s Web site (www.Andrx.com) or by directing a request to Andrx at Investor Relations (investor.relations@andrx.com).
Participants in Solicitation
Watson, Andrx and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed merger. Information regarding Watson’s directors and executive officers is available in Watson’s 2005 Annual Report on Form 10-K filed with the SEC on March 10, 2006 and Watson’s proxy statement for its 2005 annual meeting of stockholders, filed with the SEC on April 1, 2005, and information regarding Andrx’s directors and executive officers is available in Andrx’s 2004 Annual Report on Form 10-K filed with the SEC on March 9, 2005 and Andrx’s proxy statement for its 2005 annual meeting of shareholders, filed with the SEC on April 19, 2005. Additional information regarding the interests of such potential participants will be included in the proxy statement, and the other relevant documents filed with the SEC when they become available.

The following information was distributed to Company management on March 13, 2005, and may be posted on the Company’s internal intranet, which is available to employees.
Watson Pharmaceuticals, Inc.
Focus
 Watson Pharmaceuticals, Inc. is a leading specialty pharmaceutical company that uses innovative science and market insight to develop responsive products for a changing world. Since its founding in 1984, Watson has pursued a growth strategy combining internal product development, strategic alliances and collaborations, and synergistic acquisitions of products and businesses. Watson is uniquely positioned with its infrastructure and internal research and development capabilities to support a leading generic business and a growing brand business. With a robust generic product pipeline, Watson currently has 47 abbreviated new drug applications (ANDA) pending approval with the Food and Drug Administration (FDA). In addition, Watson also has a number of promising brand products in development, further complementing the company’s growing urology product portfolio.
Watson has expanded its access to numerous drug delivery technologies, including:
•	Solid dosage form

•	Oral controlled release

•	Transdermal

•	Oral transmucosal
Nicotine Polacrilex Gum is one of Watson’s highest-selling products. For a complete product listing, please visit http://www.watsonpharm.com/products/pdatabase.asp. Seventy-five percent of the business is generic and 25 percent is branded, comprising a total of 130 products.
Facilities
The company is headquartered in Corona, CA and has:
•	Eight facilities in the United States (Manufacturing sites include: Phoenix, AZ; Salt Lake City, UT; Copiague, NY, and Carmel, NY; Technology operations are located in Mount Prospect, IL; Sales and telemarketing functions are held in Gurnee, IL; Distribution operations are headquartered in Brewster, NY; Danbury, CT hosts generic R&D, and the company’s commercial headquarters is in Morristown, NJ.)

•	One facility in Puerto Rico.

•	One facility in Sweden.

•	One facility in Northern Ireland.

•	Two facilities in China.
Financials
•	Financial Year: January to December

•	For the full year ended December 31, 2005, total net revenue increased $5.7 million to $1.65 billion, compared to $1.64 billion for 2004.

•	Listing: WPI, New York Stock Exchange (NYSE)
Employees
Thousands of Watson employees worldwide dedicate themselves to the pursuit of:
•	Creating, making, and marketing innovative brand and generic pharmaceutical products in a cost-effective manner.

•	Providing a respectful and rewarding work environment for employees.

•	Delivering superior customer service and shareholder value.
The total employee count as of 11.01.04 is 3,538 employees worldwide.
Information taken from http://www.watsonpharm.com/
Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed merger of Watson and Andrx. In connection with the proposed merger, Andrx will file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS OF ANDRX ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to stockholders of Andrx. Investors and security holders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by Andrx with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and the company’s other filings with the SEC may also be obtained from the company. Free copies of Andrx’s filings may be obtained by directing a request to Andrx Corporation, 4955 Orange Drive, Davie, Florida 33314, Attention: Investor Relations.
Participants in Solicitation
Andrx, Watson and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from their respective stockholders in favor of the merger. Information regarding Watson’s directors and executive officers is available in Watson’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 1, 2005. Information regarding Andrx’s directors and executive officers is available in Andrx’s proxy statement for its 2005 annual meeting of stockholders, while was filed with the SEC on April 19, 2005. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.